UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2009

WES Consulting, Inc.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-141022	59-3581576
(Commission File Number)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive
Doraville, GA 30360

(Address of principal executive offices and zip code)

(770) 246-6400

 (Registrant’s telephone number including area code)

  (Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that is based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s audited financial statements for the fiscal years ended December 31, 2007 and 2008 and the related notes thereto, the unaudited financial statements for the three and six months ended June 30, 2009 and the related notes thereto, and the pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “WES Consulting,” “WES,” or the “Registrant” refer to WES Consulting, Inc., a Florida corporation.

Item 1.01  Entry Into a Material Definitive Agreement.

Merger Agreement

On October 19, 2009 (the “Closing Date”), WES Consulting, Inc., a Florida corporation (the “Company” or “WES”) entered into a Merger and Recapitalization Agreement (the “Agreement”) with Liberator, Inc., a Nevada corporation (“Liberator”).  Pursuant to the Agreement, Liberator merged with and into the Company, with the Company surviving as the sole remaining entity (the “Merger”).

On the Closing Date, each issued and outstanding share of the common stock of Liberator (the “Liberator Common Shares”) were converted, into one share of the Company’s common stock, $0.01 par value, which, after giving effect to the Merger, equaled, in the aggregate, 98.4% of the total issued and outstanding common stock of the Company (the “WES Common Stock”).  Pursuant to the Agreement, each Series A Preferred Share of Liberator (the “Liberator Preferred Shares”) were to be converted into one share of the Company’s preferred stock with the provisions, rights, and designations set forth in the Agreement (the “WES Preferred Stock”).  On the Closing Date, the Company was not authorized to issue any preferred stock and therefore pursuant to the agreement, it was agreed that within ten (10) days of the Closing Date the Company will file an amendment to its Articles of Incorporation authorizing the issuance of the WES Preferred Stock, and at such time the WES Preferred Stock will be exchanged pursuant to the terms of the Agreement.  The Certificate of Amendment authorizing the WES Preferred Stock is attached hereto.  As of the Closing Date, Liberator owned eighty-one (81%) percent of the issued and outstanding shares of the Company’s common stock.  Upon the consummation of the transactions contemplated by this Agreement, the WES Common Stock owned by Liberator prior to the Agreement will be immediately cancelled (the “Cancellation”).

Item 2.01  Completion of Acquisition or Disposition of Assets.

As more fully described in Section 1.01 above, on October 19, 2009 (the “Closing Date”), WES Consulting, Inc., a Florida corporation (the “Company” or “WES”) entered into a Merger and Recapitalization Agreement (the “Agreement”) with Liberator, Inc., a Nevada corporation (“Liberator”).  Pursuant to the Agreement, Liberator merged with and into the Company, with the Company surviving as the sole remaining entity (the “Merger”).

Item 9.01  Financial Statements and Exhibits

(b) Exhibits

10.1           Merger and Recapitalization Agreement

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wes Consulting, Inc.

Date: October 20, 2009	By:	/s/ Louis S. Friedman
Louis S. Friedman
Chairman, Chief Executive Officer, and President of Liberator, Inc.